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Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:          Kim Adkins
                  Director of Corporate Communications and Investor Relations
                  (540) 632-2961, X3830

                  Regina Haynes
                  Supervisor-Shareholder Relations/Corporate Secretary
                  (540) 632-2961, X3831


TULTEX CORPORATION FILES CHAPTER 11 AND RECEIVES COMMITMENT FOR UP TO $150 MILLION IN DEBTOR-IN-POSSESSION FINANCING


MARTINSVILLE, VA. (DEC. 3, 1999)--Tultex Corporation announced today that it has filed voluntary petitions to reorganize under Chapter 11 of the Federal Bankruptcy Code. As part of the reorganization, the Company also announced that its bank lenders have agreed to provide a new $150 million secured debtor-in-possession credit facility, which will allow the Company to continue day-to-day operations.

As part of the reorganization, the Company announced it has made further changes in its cost structure. These reductions include closing six manufacturing facilities in Virginia, North Carolina and Jamaica, closing the distribution center in Martinsville, downsizing the manufacturing operation in Martinsville and conducting going-out-of-business sales at its 25 retail outlets. This immediate downsizing of the Company will result in the loss of approximately 2,600 jobs.

O. Randolph Rollins, President and Chief Executive Officer, said: "Tultex is not alone in having to transform itself rapidly. Practically every company in the textile and apparel industry is suffering today and is deciding that the only way to survive in the face of foreign competition is to outsource manufacturing needs. Simply put, America's textile and apparel industry has too much high-cost, domestic manufacturing capacity."

"We have explored every avenue to avoid this filing, but to no avail. Reorganization of the business under the Federal Bankruptcy Code is the only alternative that will give us breathing space and relief from certain contractual obligations," he said.

Rollins added: "With these changes, it was necessary to make substantial personnel reductions. We very much regret the hardship these changes will cause for many of our employees, and we will do everything we can to help them."

The Company has implemented an Employee Outreach Program by contracting with the Career Management Group, a Lee Hect Harrison Company, with offices in Roanoke, Virginia, in an effort to offer employees career training and outplacement assistance.

For customers and the remaining employees, the Company stated they should notice little difference in ongoing operations as a result of the filing. The DIP financing also will permit the Company to satisfy customer obligations. While the law precludes the Company from paying its vendors for goods and services received prior to the filing until a reorganization plan becomes effective, invoices for goods and services received after the filing will be paid.

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"We plan to contact our key vendors as soon as possible and elicit their support," Rollins said. "With the DIP financing commitment from our lenders, the cash we have on hand and revenue from ongoing operations, we will have liquidity to purchase the goods and services we need. We look to our vendor relationships as partnerships and feel confident that the vast majority of our suppliers will recognize the value of doing business with us long term."

Tultex Corporation is a consumer-oriented marketer, manufacturer and distributor of activewear. Its premium brands, Discus Athletic(R) and Track Gear(R), are sold through department stores, sporting goods stores and specialty chains. Products also are sold with the Tultex(R) label.

CERTAIN OF THE INFORMATION CONTAINED IN THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE EXCHANGE ACT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS INCLUDE THE FINANCIAL STRENGTH OF THE RETAIL INDUSTRY, THE LEVEL OF CONSUMER SPENDING ON APPAREL, THE COMPANY'S ABILITY TO PROFITABLY AND TIMELY SATISFY CUSTOMER DEMAND FOR ITS PRODUCTS, THE COMPETITIVE PRICING ENVIRONMENT WITHIN THE APPAREL INDUSTRY, THE COMPANY'S SUBSTANTIAL LEVERAGE AND THE RESTRICTIVE COVENANTS IN ITS BORROWING DOCUMENTS, THE COMPANY'S ABILITY TO OPERATE UNDER THE SUPERVISION OF THE FEDERAL BANKRUPTCY COURT, THE WILLINGNESS OF THE COMPANY'S VENDORS, SUPPLIERS AND CUSTOMERS TO DO BUSINESS WITH A COMPANY OPERATING IN BANKRUPTCY, THE WILLINGNESS OF THE COMPANY'S LENDERS TO WAIVE ANY FUTURE VIOLATIONS OF FINANCIAL COVENANTS IN ITS BORROWING DOCUMENTS, FLUCTUATIONS IN THE PRICE OF COTTON AND POLYESTER USED BY THE COMPANY IN THE MANUFACTURE OF ITS PRODUCTS, THE COMPANY'S RELATIONSHIP WITH ITS PARTIALLY UNIONIZED WORKFORCE AND THE SEASONALITY AND CYCLICALITY OF THE FLEECEWEAR INDUSTRY. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE ESTIMATED, ANTICIPATED OR PROJECTED. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED BY SUCH FORWARD-LOOKING STATEMENTS WERE OR ARE REASONABLY BASED ON INFORMATION AVAILABLE TO THE COMPANY AT THE TIME SUCH STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ARE SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 2, 1999, WHICH IS INCORPORATED HEREIN BY REFERENCE. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THE NEWS RELEASE ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THESE CAUTIONARY STATEMENTS.